UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 8, 2009

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33201	82-0538520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800 Denver, CO	80202
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 597-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James D. Cochran Resignation.

On September 8, 2009, James D. Cochran resigned as President and Chief Investment Officer of DCT Industrial Trust Inc. (the “Company”) to pursue other opportunities. Mr. Cochran’s resignation is effective as of September 15, 2009.

In connection with his resignation, Mr. Cochran entered into a separation agreement (the “Separation Agreement”) with the Company. Under the Separation Agreement, in addition to any earned but unpaid compensation, the Company shall pay Mr. Cochran a cash payment equal to $947,397 (less applicable deductions). The Company also agreed to fully accelerate the vesting of all of the equity awards made by the Company to Mr. Cochran, other than his award under the Company’s 2006 Outperformance Program, and provide Mr. Cochran with continuing healthcare coverage or make certain equivalent contributions for up to two years after his resignation. Mr. Cochran acknowledged that he would continue to be subject to the restrictive covenants under his existing employment agreement, including a one year non-competition provision following his separation, and non-solicitation, non-interference and confidentiality provisions, and also provided the Company with a general release of claims.

In connection with Mr. Cochran’s resignation, the Board of Directors of the Company appointed Philip L. Hawkins to serve as President of the Company effective as of the effective date of Mr. Cochran’s resignation on September 15, 2009.

Mr. Hawkins has been the Company’s Chief Executive Officer and a director of the Company’s board since October 2006. Mr. Hawkins was the President, Chief Operating Officer and a director of CarrAmerica Realty Corporation, where he had been employed from 1996 until July 2006. CarrAmerica was a public REIT focused on the acquisition, development, ownership and operation of office properties in select markets across the United States and was acquired by a fund managed by The Blackstone Group in July 2006. Mr. Hawkins is 53 years old.

A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the Separation Agreement set forth above is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1	Separation Agreement, dated as of September 8, 2009, by and between the Company and James D. Cochran

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

By:	/s/ Philip L. Hawkins
Name:	Philip L. Hawkins
Title:	Chief Executive Officer

Date: September 8, 2009

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